EXHIBIT 23.4

                      [JONES, WALKER, WAECHTER, POITEVENT,
                      CARRERE & DENEGRE, L.L.P. LETTERHEAD]



                                                  October 6, 1998


McMoRan Exploration Co.
McMoRan Oil & Gas Co.
1615 Poydras Street
New Orleans, LA  70112

                  RE:      Amendment No. 1 to Registration
                           Statement on Form S-4
                           McMoRan Exploration Co.

Ladies and Gentlemen:

         We consent to the reference to us in the prospectus forming a part of the captioned Registration Statement under the captions "The Mergers --Federal Income Tax Consequences of the Mergers" and "Legal Matters" as counsel to McMoRan Exploration Co. and McMoRan Oil & Gas Co. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                     Yours very truly,


                                     /s/ Jones, Walker, Waechter, Poitevent,
                                         Carrere & Denegre L.L.P.
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